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                                                                    Exhibit 99.1


                                [CITIGROUP LOGO]


For Immediate Release
December 19, 2001

                CITIGROUP TO SELL UP TO 20% OF TRAVELERS PROPERTY
                 CASUALTY CORP. IN INITIAL PUBLIC OFFERING WITH
                 INTENTION TO SPIN OFF REMAINDER OF COMPANY TO
                             CITIGROUP SHAREHOLDERS

             ROBERT I. LIPP REAPPOINTED CHAIRMAN AND CHIEF EXECUTIVE
                     OFFICER OF TRAVELERS PROPERTY CASUALTY

New York, NY - Citigroup announced today that it plans to spin off its wholly owned subsidiary Travelers Property Casualty Corp. by selling up to 20% in an initial public offering and spinning off its remaining majority interest on a pro-rata basis to Citigroup shareholders in a tax-free transaction. The initial public offering is expected to take place in the first quarter of 2002, with the spin-off to be concluded by year-end 2002.

Robert I. Lipp, a Citigroup Director, has reassumed the position of Chairman and Chief Executive Officer of Travelers Property Casualty.

Citigroup units will continue to offer Travelers Property Casualty products. The companies also plan to enter into management agreements under which Citigroup will provide investment advisory and other services to Travelers Property Casualty.

"In addition to enabling Citigroup to focus its resources more fully on higher growth areas of global financial services, this spin-off creates a stand-alone, leading publicly-owned property casualty company," said Sanford I. Weill, Chairman and Chief Executive Officer of Citigroup. "We are delighted that Bob Lipp, who led Travelers' turnaround and integration with Aetna's property and casualty business in the 1990's, has agreed to serve as the company's Chairman and Chief Executive Officer."

"This spin-off positions Travelers Property Casualty to participate independently in the accelerating consolidation of the insurance industry," said Lipp. "Having been involved with Travelers for more than nine years, I have great confidence in the management, employees and franchise. I am also pleased that we are
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establishing Travelers Property Casualty as an independent public company headquartered in Hartford, where we have been a vital part of the community for more than 135 years."

The second step of the transaction is subject to various regulatory approvals as well as a private letter ruling from the Internal Revenue Service that it will be tax-free to Citigroup shareholders.

The amount Citigroup will receive in the initial public offering will depend on market conditions. Prior to the initial public offering, it is intended that Travelers Property Casualty will declare a dividend of approximately $1 billion, which will be paid to Citigroup over the course of 2002.

Citigroup will hold a conference call and webcast at 8:15AM Wednesday, December 19, 2001 to discuss the transaction. The conference call may be accessed by dialing:

       - Domestic:                  888-769-8912, passcode: 1219
       - International:             712-271-3652, passcode: 1219

To assure access, please call by 8:00 AM. The webcast will be available at www.citigroup.com (http://www.citigroup.com).

Replay (after 11:00 am)
       - Domestic:                  800-879-7995, passcode 1219
       - International:             402-220-5347, passcode 1219

This statement does not constitute an offer of any securities of Travelers Property Casualty Corp. for sale.

Citigroup (NYSE: C), the preeminent global financial services company, provides some 190 million consumers, corporations, governments and institutions in over 100 countries with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, insurance, securities brokerage and asset management. Major brand names under Citigroup's trademark umbrella are Citibank, CitiFinancial, Primerica, Salomon Smith Barney, and Travelers under Citigroup's trademark red umbrella. Additional information may be found at www.citigroup.com

Contacts:
Media:            Jennifer Scardino  (212) 559-9446
                  Christina Pretto (212) 793-8217

Investors:        Sheri Ptashek    (212) 559-4658